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                                                                    EXHIBIT 21.1

                   INTERNATIONAL STEEL GROUP INC. SUBSIDIARIES

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                                                               JURISDICTION OF
NAME OF SUBSIDIARY                                      INCORPORATION OR ORGANIZATION
------------------                                      -----------------------------
Hibbing Development Company                                       Minnesota
Hibbing Land Corporation                                          Delaware
Hibbing Taconite Company                                          Minnesota
Hibbing Taconite Holding Inc.                                     Minnesota
ISG Acquisition Inc.                                              Delaware
ISG Burns Harbor Inc.                                             Delaware
ISG Chicago Cold Rolling Inc.                                     Delaware
ISG Cleveland Inc.                                                Delaware
ISG Cleveland West Inc.                                           Delaware
ISG Cleveland West Properties Inc.                                Delaware
ISG Cleveland Works Railway Company                               Delaware
ISG Columbus Coatings Inc.                                        Delaware
ISG Columbus Processing LLC                                       Delaware
ISG/EGL Holding Company                                           Delaware
ISG Hennepin Inc.                                                 Delaware
ISG Hibbing Inc.                                                  Delaware
ISG Indiana Harbor Inc.                                           Delaware
ISG Lackawanna Inc.                                               Delaware
ISG Plate Inc.                                                    Delaware
ISG Railways Inc.                                                 Delaware
ISG Real Estate Inc.                                              Delaware
ISG Riverdale Inc.                                                Delaware
ISG South Chicago & Indiana Harbor Railway Company                Delaware
ISG Sparrows Point Inc.                                           Delaware
ISG Steelton Inc.                                                 Delaware
ISG Steelton Services LLC                                         Delaware
ISG Technologies Inc.                                             Delaware
ISG Venture Inc.                                                  Delaware
ISG Warren Inc.                                                   Delaware
L-S Electro-Galvanizing Company                                     Ohio
Ontario Iron Company                                              Minnesota
Tow Path Valley Business Park Development Company                 Delaware
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